Exhibit 4.4

ALLY FINANCIAL INC.,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

First Supplemental Indenture

Dated as of June [    ], 2011

Supplement to the Amended and Restated Indenture of Ally Financial Inc.

dated as of March 1, 2011

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Definition of Terms	1

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.	Designation, Principal Amount and Original Issuance	5
Section 2.02.	Form, Payment and Appointment	5
Section 2.03.	Installment Payments	6

ARTICLE 3
REDEMPTION

Section 3.01.	Redemption	8

ARTICLE 4
REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 4.01.	Offer to Repurchase	8
Section 4.02.	Conditions to Exercise	8
Section 4.03.	Procedures for Exercise	8
Section 4.04.	Withdrawal of Repurchase Notice	9
Section 4.05.	Defeasance	10
Section 4.06.	No Sinking Fund	10

ARTICLE 5
FORM OF NOTE

Section 5.01.	Form of Note	10

ARTICLE 6
DEFAULTS

Section 6.01.	Events of Default	10
Section 6.02.	Defaults	11

ARTICLE 7
TAX TREATMENT

1

Section 7.01.	Tax Treatment	11

ARTICLE 8
SUBORDINATION

Section 8.01.	Subordination	11

ARTICLE 9
CHANGES TO REFLECT ABSENCE OF GMAC TRUST

Section 9.01.	General	12
Section 9.02.	Specific Changes	12

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Ratification of Indenture	13
Section 10.02.	Trustee Not Responsible for Recitals	13
Section 10.03.	New York Law to Govern	13
Section 10.04.	Separability	13
Section 10.05.	Counterparts	13
Section 10.06.	Modifications	13

EXHIBIT

Exhibit A — Form of Note		A-1

2

FIRST SUPPLEMENTAL INDENTURE, dated as of June [    ], 2011 (this “First Supplemental Indenture”), between ALLY FINANCIAL INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Amended and Restated Indenture, dated as of March 1, 2011 (the “Base Indenture,” and, together with this First Supplemental Indenture, the “Indenture”), which Base Indenture amended and restated in its entirety the indenture between the parties hereto dated as of December 30, 2009.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of the Base Indenture, to provide for the issuance from time to time of its unsecured junior subordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture.

Pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its [    .    ]% Junior Subordinated Amortizing Notes due [            ], 2014, the form of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture.

The Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make such Securities, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of such Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such Securities, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall for purposes of this First Supplemental Indenture supersede the definition of such term in the Base Indenture;

(d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(f) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(g) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(h) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision.

“Base Indenture” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

“close of business” means 5:00 p.m. (New York City time).

“Company” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

“Default” shall have the meaning set forth in Section 6.02.

“DTC” means The Depository Trust Company.

“Early Mandatory Settlement Date” shall have the meaning set forth in the Purchase Contract Agreement.

“Early Mandatory Settlement Notice” shall have the meaning set forth in the Purchase Contract Agreement.

“Early Mandatory Settlement Rate” shall have the meaning set forth in the Purchase Contract Agreement.

“Early Mandatory Settlement Right” shall have the meaning set forth in the Purchase Contract Agreement.

“Early Settlement” shall have the meaning set forth in the Purchase Contract Agreement.

“Early Settlement Rate” shall have the meaning set forth in the Purchase Contract Agreement.

“Extension Period” shall have the meaning set forth in Section 2.03(c)(i).

“Federal Reserve” means either or both of the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York, or its successor or the Company’s primary federal banking regulator.

“First Supplemental Indenture” shall have the meaning set forth in the first paragraph hereof.

“Fundamental Change” shall have the meaning set forth in the Purchase Contract Agreement.

“Global Note” shall have the meaning set forth in Section 2.02.

“Holder” means a holder of Notes, unless otherwise indicated.

“Indenture” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

“Installment Payment Date” means [            ], [            ], [            ] and [            ] of each year, commencing on [            ], 2011.

“Installment Payment Period” means (i) in the case of the first Installment Payment Date, the period from, and including, the Issue Date to, but excluding, such Installment Payment Date and (ii) in the case of any other Installment Payment Date, the period from, and including, the immediately preceding Installment Payment Date to, but excluding, such other Installment Payment Date.

“Issue Date” means June [    ], 2011.

“Note” and “Notes” shall have the respective meanings set forth in Section 2.01.

“Paying Agent” shall initially mean the Trustee.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of one Note and integral multiples in excess thereof.

“Purchase Contract Agreement” means the Purchase Contract Agreement, dated as of June [    ], 2011, among the Company, The Bank of New York Mellon, as purchase contract agent, and The Bank of New York Mellon, as Trustee under the Indenture.

“Purchase Contracts” shall have the meaning set forth in the Purchase Contract Agreement.

“Registrar” shall initially mean the Trustee.

“Regular Record Date” shall mean the Business Day immediately preceding the related Installment Payment Date or, if the Notes do not remain in book-entry only form, a date selected by the Company, which shall be more than 14 days but less than 60 days prior to the relevant Installment Payment Date.

“Repurchase Date” shall be a date specified by the Company in the Early Mandatory Settlement Notice, which shall be at least 20 but not more than 45 Business Days following the date of the Early Mandatory Settlement Notice (and which may or may not fall on the Early Mandatory Settlement Date).

“Repurchase Notice” shall mean a notice in the form entitled “Form of Repurchase Notice” attached as Attachment 1 to the Form of Note attached hereto.

“Repurchase Right” shall have the meaning set forth in Section 4.01.

“Repurchase Price” per Note to be repurchased shall be equal to the principal amount of such Note as of the Repurchase Date, plus (i) accrued and unpaid interest on such principal amount from, and including, the immediately preceding Installment Payment Date to, but not including, the Repurchase Date, calculated at a rate of [  .    ]% per annum and (ii) if at the time the Company extends the Repurchase Right to Holders there is an Extension Period in effect, the aggregate amount of deferred installment payments and interest thereon, determined as set forth in Section 2.03(c)(ii). However, if the Notes are in certificated form and the Repurchase Date falls after a Regular Record Date and on or prior to the immediately succeeding Installment Payment Date, the installment payment payable on such Installment Payment Date shall be paid on such Installment Payment Date to the Holder as of the close of business on such Regular Record Date and shall not be included in the Repurchase Price per Note.

“Securities” shall have the meaning set forth in the first recital of this First Supplemental Indenture.

“Separate Note” shall have the meaning set forth in the Purchase Contract Agreement.

“Trustee” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

[“Underwriters” shall have the meaning set forth in the Purchase Contract Agreement.]1

“Units” shall have the meaning set forth in the Purchase Contract Agreement.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation, Principal Amount and Original Issuance. There is hereby authorized a series of Securities designated as the [    .    ]% Junior Subordinated Amortizing Notes due [            ], 2014 (each note of such series having an initial principal amount of $[    .        ], a “Note” and, collectively, the “Notes”), limited in aggregate initial principal amount to $[            ] [(or $[            ] aggregate initial principal amount if the Underwriters exercise their over-allotment option in full)]2, except for Notes authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 3.12(c) or 9.06 of the Base Indenture or Section 4.03(c) of this First Supplemental Indenture. The Notes, upon execution of this First Supplemental Indenture, shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon execute and deliver said Notes in accordance with Section 3.03 of the Base Indenture.

Section 2.02. Form, Payment and Appointment. The Notes will be Global Securities and will initially be issued in fully registered, permanent global form without coupons (a “Global Note”), and the Depositary shall be DTC or such other depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Physical Notes, Global Notes may be transferred, in whole or in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Installments on Physical Notes will be payable, the transfer of Physical Notes will be registrable and Physical Notes will be exchangeable for Physical Notes of a like aggregate principal amount bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee.

[1]	To be deleted if over-allotment option is exercised in full before initial closing will be settled on closing date for initial issuance.
[2]	To be deleted if over-allotment option is exercised in full before initial closing will be settled on closing date for initial issuance.

The Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Notes shall be issuable in denominations of one Note and integral multiples in excess thereof.

Section 2.03. Installment Payments

(a) Installment Payment Dates. On each Installment Payment Date, the Company shall pay, in cash, equal quarterly installments of $[  .        ] on each Note (except for the [            ], 2011 installment payment, which shall be $[  .            ] per Note), subject to the Company’s right to extend the Installment Payment Period at any time and from time to time under the circumstances, and subject to the conditions, set forth in Section 2.03(c).

(b) Installment Payment Amount. Each installment shall constitute a payment of interest (at a rate of [  .    ]% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below.

Scheduled Installment Payment Date	Amount of Principal			Amount of Interest

[ ], 2011	$	[	]	$	[	]
[ ], 2011	$	[	]	$	[	]
[ ], 2011	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2014	$	[	]	$	[	]

Each installment payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an installment is payable for any period shorter than a full Installment Payment Period, such installment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an installment is payable is not a Business Day, then payment of the installment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled Installment Payment Date.

(c) Option To Extend Installment Payment Period.

(i) The provisions set forth in Sections 13.01 and 13.02 of the Base Indenture shall not apply with respect to the Notes. Instead, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time, to defer installment payments by extending the Installment Payment Period, so long as such period of time does not extend beyond [            ], 2017 (the “Extension Period”). The Company may end an Extension Period on any Installment Payment Date occurring on or before [            ], 2014 or, in the case of an Extension Period that extends beyond [            ], 2014, on any Business Day thereafter that is on or before [            ], 2017.

(ii) At the end of any Extension Period, the Company shall pay all installment payments for which the related Installment Payment Date occurred during such Extension Period, together with interest on the full amount of such installment payments compounded quarterly at the rate of [            ]% per annum to the extent permitted by applicable law. The Company shall give holders of Units and Separate Notes at least 10 Business Days’ notice of the end of an Extension Period.

(iii) Prior to the termination of any Extension Period, the Company may further defer installment payments by extending such Extension Period. Such Extension Period, including all such previous and further extensions, may not extend beyond [            ], 2017. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, if consistent with the terms set forth in this Section 2.03(c). No installment payment (or interest thereon) during an Extension Period, except at the end of such Extension Period, shall be due and payable.

(iv) The Company shall give the holders of Units and Holders of Separate Notes notice of its election of an Extension Period (or any extension thereof) at least 10 Business Days prior to the earlier of (x) the next succeeding Installment Payment Date; and (y) the date the Company is required to give notice of the record or payment date of such installment payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of Units and Holders of Separate Notes.

(d) Restrictions Applicable During an Extension Period and Certain Other Circumstances. The provisions set forth in Section 13.03 of the Base Indenture shall apply with respect to the Notes, except that solely for purposes of the Notes:

(i) clauses (i) and (ii) of such Section shall be deemed to be replaced with the text “if (i) the Company exercises its right to defer installment payments under Section 2.03(c) of the First Supplemental Indenture, dated as of June [    ], 2011, to this Indenture, or (ii) there shall have occurred and be continuing any Default”;

(ii) the text “, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on the original issue date of the Securities of this series or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of the Company,” in clause (a)(iii) of such Section shall be replaced with the text “or as a result of Early Settlement of any Purchase Contracts or as a result of the Company’s election of its Early Mandatory Settlement Right,”;

(iii) the words “or for any class or series of capital stock of the Company” shall be added at the end of clause (b)(iii) of such Section; and

(iv) each reference in such Section to “Securities” and “Securities of such series” shall be deemed to be replaced with the word “Notes.”

ARTICLE 3

REDEMPTION

Section 3.01. Redemption. Article 11 of the Base Indenture (Redemption of Securities) shall not apply with respect to the Notes.

ARTICLE 4

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 4.01. Offer to Repurchase. If (a) the Company elects to exercise its Early Mandatory Settlement Right and (b) at the time of such election there is not an Extension Period in effect and the Company has not given notice pursuant to Section 2.03(c)(iv) that it intends to defer future scheduled installment payments, then holders of Units and Holders of Separate Notes shall have the right (the “Repurchase Right”) to require the Company to repurchase some or all of their Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, as described in Section 4.03. The Company shall not be required to repurchase any or all of a Holder’s Notes in connection with any Early Settlement of such Holder’s Purchase Contracts at the Early Settlement Rate in accordance with the Purchase Contract Agreement.

Section 4.02. Conditions to Exercise. Notwithstanding Section 4.01, Holders may exercise the Repurchase Right if an Extension Period is in effect or the Company has given notice that it intends to defer future scheduled installment payments, if, at the time the Company elects to exercise its Early Mandatory Settlement Right, it has received any required regulatory approval or consent from the Federal Reserve or its staff to extend the Repurchase Right to Holders.

Section 4.03. Procedures for Exercise.

(a) To exercise the Repurchase Right, a Holder must deliver, on or before the close of business on the second Business Day immediately preceding the Repurchase Date, the Notes to be repurchased (or the Units including such Notes, if the Early Mandatory Settlement Date falls on or after the Repurchase Date and such Units have not been separated into their constituent components), together with a duly completed written Repurchase Notice, in each case in accordance with appropriate DTC procedures, unless such Notes are Physical Notes (or the Units including such Notes are in certificated form), in which case such Holder must deliver the Notes to be repurchased (or the Units that include the Notes to be repurchased), duly endorsed for transfer, together with a Repurchase Notice, to the Paying Agent.

(b) The Repurchase Notice must state the following:

(i) if certificated Notes or Units have been issued, the certificate numbers of the Notes or Units, or if the Notes are Global Notes, the Repurchase Notice must comply with appropriate DTC procedures;

(ii) the number of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to this Section 4.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 4.04. Withdrawal of Repurchase Notice.

(a) A Holder may withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the Trustee, prior to the close of business on the second Business Day immediately preceding the Repurchase Date.

(b) The notice of withdrawal must state the following:

(i) the number of the withdrawn Notes;

(ii) if certificated Notes or Units have been issued, the certificate numbers of the withdrawn Notes or Units, or if the Notes or Units are in global form, the notice of withdrawal must comply with appropriate DTC procedures; and

(iii) the number of Notes, if any, that remain subject to the Repurchase Notice.

(c) The Company shall be required to repurchase the Notes to be repurchased on the Repurchase Date. A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes or the Units.

(d) If the Trustee holds money sufficient to pay the Repurchase Price of the Notes to be repurchased on the Repurchase Date, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the Notes or the Units is made or whether or not the Notes or the Units are delivered to the Trustee); and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price).

(e) The Company shall, in connection with any repurchase offer pursuant to an Early Mandatory Settlement Notice, if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and (ii) file a Schedule TO or any other required schedule under the Exchange Act, in each case, so as to permit the rights and obligations under this Article 4 to be exercised in the time and in the manner specified in this First Supplemental Indenture.

(f) Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company of the payment of the Repurchase Price with respect to such Notes).

Section 4.05. Defeasance. For the avoidance of doubt, the provisions of Article 4 of the Base Indenture shall apply to the Notes.

Section 4.06. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 5

FORM OF NOTE

Section 5.01. Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 6

DEFAULTS

Section 6.01. Events of Default. For purposes of the Notes, the text set forth in clause (a) of Section 5.01 of the Base Indenture shall be replaced with the following: “failure to pay in full all deferred installment payments on the Notes on or by [            ], 2017, and continuance of such failure to pay for a period of 30 days;”.

Section 6.02. Defaults. In addition to the Default set forth in Section 5.07(c) of the Base Indenture, each of the following shall constitute a “Default” with respect to the Notes:

(a) an Event of Default, including the Event of Default described in Section 6.01 and excluding the Event of Default described in Section 5.01(a) of the Base Indenture;

(b) a default for 30 days in the payment of any installment payment on any Note when such payment is due (taking into account any Extension Period);

(c) failure to give notice of a Fundamental Change, as required under the Purchase Contract Agreement; and

(d) failure to pay the Repurchase Price in connection with any Holder’s exercise of its Repurchase Right.

The Defaults set forth in Section 5.07(a), (b), (c), (d), (f) and (g) of the Base Indenture shall not apply with respect to the Notes.

Notwithstanding anything to the contrary herein, Holders shall not have the right to accelerate the Notes in accordance with Section 5.02 of the Base Indenture with respect to Defaults, except for Defaults that are also Events of Default. In addition, the Trustee may withhold notice to the Holders of any Default with respect to the Notes, except in the failure to make an installment payment, or the payment of the Repurchase Price, if it considers such withholding to be in the interests of Holders.

ARTICLE 7

TAX TREATMENT

Section 7.01. Tax Treatment. The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness.

ARTICLE 8

SUBORDINATION

Section 8.01. Subordination. The provisions of Article 14 of the Base Indenture shall apply with respect to the Notes.

ARTICLE 9

CHANGES TO REFLECT ABSENCE OF GMAC TRUST

Section 9.01. General. The Notes will not be issued to a GMAC Trust. Accordingly, all references to “GMAC Trust” (except in respect of the definition of “Senior Indebtedness” in the Base Indenture) and terms and provisions related thereto shall not apply with respect to the Notes.

Section 9.02. Specific Changes. In furtherance of Section 9.01, but without limitation thereto, the following terms and provisions in the Base Indenture shall not apply to the Notes:

(a) The following defined terms in the Base Indenture and the related uses of those terms in the Base Indenture shall not apply: Administrative Trustee, Common Securities, Declaration, Delaware Trustee, Direct Action, Dissolution Event, Distributions, GMAC Trust, Institutional Trustee, Non Book-Entry Trust Preferred Securities, Special Event, Trust Preferred Securities, Trust Preferred Security Certificate and Trust Securities.

(b) The following complete Sections or Subsections of the Base Indenture shall not apply: Section 3.12(a), Section 4.02(vii), Section 4.03(i)(F), Section 9.02(d) (and the provisos immediately thereafter), Section 10.05, Section 10.06(a), Section 10.07 and Section 15.01.

(c) The following other provisions of the Base Indenture shall not apply:

(i) the last sentence of Section 3.10(a) of the Base Indenture and the words “, which, in respect of any Securities of which the Institutional Trustee of the applicable series of any GMAC Trust is the Holder or a Global Security, shall be the close of business on the Business Day next preceding that Interest Payment Date” immediately preceding such sentence;

(ii) the last sentence of Section 3.11 of the Base Indenture;

(iii) the last paragraph of Section 4.01 of the Base Indenture;

(iv) the proviso at the end of the first sentence of Section 5.02 of the Base Indenture;

(v) the proviso in the penultimate sentence of Section 5.02 of the Base Indenture up to the semi-colon immediately following such proviso;

(vi) the last sentence of Section 5.06(a) of the Base Indenture;

(vii) the provisos at the end of the first sentence of Section 5.06(b) of the Base Indenture;

(viii) the last sentence of Section 5.06(b) of the Base Indenture; and

(ix) the second sentence of Section 10.06(b) of the Base Indenture.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 10.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Seventh Supplemental Indenture.

Section 10.03. New York Law to Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD FOR THE PRINCIPLES OF ITS CONFLICT OF LAWS; PROVIDED THAT ALL RIGHTS AND OBLIGATIONS OF THE UNITED STATES DEPARTMENT OF THE TREASURY UNDER THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

Section 10.04. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.06. Modifications. No modification or amendment to the Indenture through a supplemental indenture shall be made, without the consent of the Holder of each outstanding Note affected thereby, that would (a) modify the installment payment terms of the Notes or (b) reduce the percentage of Holders of Notes necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past Default.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ALLY FINANCIAL INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE IF A GLOBAL NOTE]

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ALLY FINANCIAL INC.

[    .        ]% JUNIOR SUBORDINATED AMORTIZING NOTES DUE [            ], 2014

[REGISTERED]

CUSIP: [            ]

ISIN: [            ]

No.	[Initial][3] Number of Notes

ALLY FINANCIAL INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the initial principal sum of $[    .        ] for each of the number of Notes set forth above[, or such lesser number of Notes as set forth in the Schedule of Increases or Decreases in Global Note attached hereto,]4 in quarterly installments (each constituting a payment of interest at the rate per year of [    .        ]% and a partial repayment of principal) payable on [            ], [            ], [            ] and [            ] of each year (each such date, an “Installment Payment Date”), commencing on [            ], 2011, all as set forth on the reverse hereof, with the final scheduled installment due and payable on [            ], 2014. The installment amount payable on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an installment is payable for any period shorter than a full Installment Payment Period, such installment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an installment is payable is not a Business Day, then payment of the installment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled Installment Payment Date.

Installments shall be paid to the person in whose name the Note is registered, with limited exceptions, as of the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”). If the Notes do not remain in book-entry only form, the Company shall have the right to select Regular Record Dates, which will be more than 14 days but less than 60 days prior to the relevant Installment Payment Date. Any such installment payment not punctually paid or duly provided for on any Interest Payment Date

[3]	Include if a Global Note.
[4]	Include if Global Note.

shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more successor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted installment, and notice whereof shall be given to the registered Holders of the Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Installments shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of installments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

ALLY FINANCIAL INC., as Issuer

By:
Name:
Title:

Attest

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

ALLY FINANCIAL INC.

This Note is one of a duly authorized series of Securities of the Company designated as its [    .        ]% Junior Subordinated Amortizing Notes due [            ], 2014 (the “Notes”), issued under the Amended and Restated Indenture, dated as of March 1, 2011, between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated June [    ], 2011, between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

Each installment shall constitute a payment of interest (at a rate of [    .        ]% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below.

Scheduled Installment Payment Date	Amount of Principal			Amount of Interest

[ ], 2011	$	[	]	$	[	]
[ ], 2011	$	[	]	$	[	]
[ ], 2011	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2012	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2013	$	[	]	$	[	]
[ ], 2014	$	[	]	$	[	]

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

The Notes are not entitled to the benefit of any sinking fund. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on the Notes upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes.

If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then outstanding may declare the principal of all the Notes then outstanding, and all interest accrued thereon, including any compound interest, and any other amounts payable under the Indenture, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay installments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, subject to the Company’s right to defer installment payments as described therein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are initially issued in registered, global form without coupons in initial minimum denominations of one Note and integral multiples in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD FOR THE PRINCIPLES OF ITS CONFLICT OF LAWS;

PROVIDED THAT ALL RIGHTS AND OBLIGATIONS OF THE UNITED STATES DEPARTMENT OF THE TREASURY UNDER THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No recourse shall be had for the payment of any installment on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness.

[Remainder of Page Left Intentionally Blank]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name
Title:

THE BANK OF NEW YORK MELLON
as Trustee

By:
Name
Title:

Attest:

By:
Name
Title:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL NOTE

The initial number of Notes evidenced by this Global Note is             .The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced by this Global Note	Amount of increase in number of Notes evidenced by this Global Note	Number of Notes evidenced by this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

ATTACHMENT 1

[FORM OF REPURCHASE NOTICE]

To: Ally Financial Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Ally Financial Inc. (the “Company”) as to the Company’s election to exercise its Early Mandatory Settlement Rate in which the Company specified the Repurchase Date and requests and instructs the Company to pay to the registered holder hereof the Repurchase Price in accordance with Article 4 of the First Supplemental Indenture referred to in this Note.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.